Exhibit 99.1

Applied DNA Announces Fourth Quarter and Fiscal Year 2024 Financial Results, Announces Strategic Restructuring to Prioritize the Manufacture of Critical Starting Materials for Genetic Medicines

- Pursuing Divestiture of CertainT® Platform, Implements Changes to Corporate Leadership -

- Buildout of GMP Manufacturing Facility to be Completed by January 9, 2025 -

- Webcast and Conference Call Scheduled for Thursday, January 9, 2025, at 4:30 PM ET -

STONY BROOK, N.Y. – December 17, 2024 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today reported financial results for its fourth quarter and fiscal year ended September 30, 2024. An update on the buildout of the Company’s GMP manufacturing facility is available for viewing via slideshow on the Presentations page of the Investor Relations portion of the Company’s website. The Company’s Form 10-K can be viewed on the SEC Filings page.

Concurrently, the Company announced a strategic restructuring of its business operations to focus its resources on manufacturing critical starting materials for genetic medicines enabled by its Linea™ DNA and Linea™ IVT platforms. Ongoing and future actions supporting Applied DNA’s restructuring strategy include:

•	The pursuit of a divestiture of the CertainT® platform for supply chain traceability and authentication[1];

•	The targeting of operating expense reductions of 15% compared to fiscal 2024, inclusive of costs associated with the potential divestiture of the CertainT platform. Cost reductions are expected to be completed in the second quarter of fiscal 2025 (ending March 31, 2025);

•	The retention of Applied DNA Clinical Labs, the Company’s clinical laboratory subsidiary, which will pursue profitable growth via its TR8™ pharmacogenomic (PGx) testing services; and

•	The immediate promotion of Chief Operating Officer Judith Murrah to President. Chief Legal Officer and Executive Director of Business Development Clay Shorrock assumes the additional role of President of LineaRx, Inc., the Company’s majority-owned enzymatic DNA manufacturing subsidiary. Dr. James A. Hayward remains Chairman of the Board of Directors and Chief Executive Officer.

•	Retention of its non-GMP DNA manufacturing business for in vitro diagnostics (IVD) and other specialty applications.

1 While the Company is currently in negotiations for the potential divestiture of the CertainT platform, no assurance can be given that a potential divestiture will be completed.

Management Commentary

“Following a thorough review of our businesses to enhance value for shareholders, we believe that our expertise and experience in enzymatic DNA production, the wealth of data generated over years that validate Linea DNA as a compelling alternative to plasmid DNA, and our proximity to GMP manufacturing is not fully recognized in our current structure. Our actions today will sharpen our focus on commercialization initiatives for our Linea DNA and Linea IVT platforms to return the Company to revenue growth and expand shareholder value,” stated Dr. Hayward. “With several of our existing customers expected to initiate clinical trials in the next twelve months, we believe the completion of our GMP manufacturing facility will allow us to win several long-term, high-margin GMP supply agreements for IVT templates, resulting in the significant utilization of our GMP manufacturing capacity in FY2025.”

Recent Operational Highlights

Therapeutic DNA Production Services (LineaRx)

GMP roadmap execution:

•	The buildout of the Company’s GMP manufacturing facility is expected to be completed by January 9, 2025, with an annual revenue capacity ranging between $4 million and $16 million depending on product mix (sales of Linea DNA or the paired-Linea DNA IVT template-and-Linea RNA polymerase for mRNA production)[2].

Linea DNA/Linea IVT template commercialization:

•	GMP production runs are expected to begin in the first half of CY2025 to supply Linea DNA IVT templates to existing customers for the manufacture of mRNA clinical trial materials.

•	Initiated a development program with a well-known enzyme engineering company for a next-generation high fidelity, long-range DNA polymerase (DNAP) and buffer system to amplify long and complex DNA sequences via PCR. The resultant DNAP/buffer system combination will be exclusive to LineaRx and will allow for greater efficiencies and sequence fidelity in the manufacture of Linea DNA of >6kb in length.

•	The Linea IVT platform (paired IVT template and RNA polymerase) is being evaluated by a multinational pharmaceuticals manufacturer in Japan.

2 Based on internal company assumptions and modeling using a 1/100 DNA-to-RNA amplification ratio and an mRNA vaccine dose of 30μg. Manufacture of the final mRNA drug substance will be conducted by therapy developers or their CDMO.

Linea DNA commercialization for IVT diagnostics:

•	Received a $500,000 follow-on order from a global manufacturer of IVDs for a cancer diagnostic application.

MDx Testing Services (Applied DNA Clinical Labs)

TR8 PGx testing service commercialization:

•	Applied DNA Clinical Labs (ADCL), the Company’s clinical molecular diagnostics and genetic testing services subsidiary, is presently exploring reference lab opportunities for volume-based testing. ADCL continues to refine its go-to-market strategy for its precision medicine approach to personalized prescribing.

Financial Highlights

Total revenues for the fourth quarter of fiscal 2024 were $813 thousand compared with $780 thousand for the same period of fiscal 2023. The year-over-year increase was a result of higher Service revenues primarily related to an increase in isotopic testing services revenues that offset lower clinical laboratory services revenues due to a decrease in demand for COVID-19 testing.

Operating loss for the fourth quarter of fiscal 2024 was $3.3 million compared with $4.2 million in the prior year period. The improvement is primarily attributable to lower selling, general and administrative costs year-over-year attributable to lower stock-based compensation, offset by an increase in professional fees.

Net loss for the fourth quarter of fiscal 2024 was $3.3 million, or $0.32 per share, compared with $3.6 million, or $5.29 per share, in the prior year period and on a higher number of shares outstanding. Adjusted EBITDA for the fourth quarter of fiscal 2024 was a negative $3.2 million compared with a negative $3.5 million in the prior year period.

Total revenues for fiscal 2024 were $3.4 million compared with $13.4 million in fiscal 2023. The decrease was driven by lower clinical laboratory services revenues due to a decrease in demand for COVID-19 testing services, as the prior fiscal year included testing revenues under our contract with CUNY, which terminated in June 2023.

Operating loss for fiscal 2024 was $14.0 million compared with $11.0 million in the prior year period. The increase was driven primarily by lower clinical laboratory services revenues, offset by a decrease in total operating expenses.

Net loss for fiscal 2024 was $7.1 million, or $1.82 per share, compared with $10.0 million, or $15.21 per share in the prior year period and on a higher number of shares outstanding.

Cash and cash equivalents on September 30, 2024, totaled $6.4 million. On October 31, 2024, the Company completed a registered direct offering and received net proceeds of approximately $5.8 million after deducting placement agent fees and other estimated offering costs payable by the Company. As a result of this offering, cash and cash equivalents as of November 3, 2024, were approximately $10.1 million.

January 9 Investor Update Conference Call Information

The Company will hold a conference call and webcast to update investors on its restructuring and GMP roadmap on January 9, 2025, at 4:30 PM ET. To participate in the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To participate, please ask to be joined to the ‘Applied DNA Sciences’ call:

•	Domestic callers (toll free): 844-887-9402

•	International callers: 412-317-6798

•	Canadian callers (toll free): 866-605-3852

Live and replay of webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=3UkskFxG

Telephonic replay (available 1 hour following the conclusion of the live call through January 16, 2025):

•	Domestic callers (toll free): 1-877-344-7529

•	Canadian callers (toll free): 1-855-669-9658

•	Participant Passcode: 7896562

An accompanying slide presentation that will be embedded in the webcast can be accessed under ‘News & Events’ tab and ‘Company Events’ section of the Applied DNA investor relations website at https://investors.adnas.com/

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core businesses. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our businesses by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid (“DNA”). Using the polymerase chain reaction (“PCR”) to enable both the production and detection of DNA, we currently operate in three primary business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics and the development and sale of a proprietary RNA polymerase (“RNAP”) for use in the production of mRNA therapeutics; (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on X and LinkedIn. Join our mailing list.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. These forward-looking statements are based largely on the Company's expectations and projections about future events and future trends affecting our business and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including statements regarding its belief that restructuring will position the company for future growth potential, its goal to position the company for long term-growth and value creation and the potential to achieve that goal, the future success of its Linea DNA and Linea IVT platforms and future reductions in operating expenses. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, unknown future demand for its biotherapeutics products and services, the unknown amount of revenues and profits that will result from our Linea IVT and or Linea DNA platforms, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology and/or the Linea IVT platform approved for therapeutic use, the unknown amount of revenues and profits that will result from its TR8 PGx testing service, the unknown outcome of the potential divestiture of the Company’s CertainT Platform, and if successfully divested, the unknown consideration that will be received by the Company, the limited market acceptance for its CertainT Platform, as well as various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including its Annual Report on Form 10-K filed on December 7, 2023, its Quarterly Reports on Form 10-Q filed on February 8, 2024, May 10, 2024, August 8, 2024, and other reports it files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

X: @APDN

- Financial Tables Follow -

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$6,431,095	$7,151,800
Accounts receivable, net of allowance for credit losses of $75,000 at September 30, 2024 and 2023	362,013	255,502
Inventories	438,592	330,027
Prepaid expenses and other current assets	815,970	389,241
Total current assets	8,047,670	8,126,570

Property and equipment, net	553,233	838,270

Other assets:
Restricted cash	750,000	750,000
Intangible assets	2,698,975	2,698,975
Operating right of use asset	739,162	1,237,762
Total assets	$12,789,040	$13,651,577

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,793,427	$2,270,388
Operating lease liability, current	545,912	498,598
Deferred revenue	58,785	76,435
Total current liabilities	2,398,124	2,845,421

Long term accrued liabilities	31,467	31,467
Deferred revenue, long term	194,000	194,000
Operating lease liability, long term	193,249	739,162
Deferred tax liability, net	684,115	684,115
Warrants classified as a liability	320,000	4,285,000
Total liabilities	3,820,955	8,779,165

Commitments and contingencies

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of September 30, 2024 and 2023	—	—
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2024 and 2023	—	—
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2024 and 2023	—	—

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of September 30, 2024 and 2023, 10,311,885 and 682,926 shares issued and outstanding as of September 30, 2024 and 2023, respectively	10,314	683
Additional paid in capital	318,805,058	307,397,623
Accumulated deficit	(309,672,755)	(302,447,147)
Applied DNA Sciences, Inc. stockholders’ equity	9,142,617	4,951,159
Noncontrolling interest	(174,532)	(78,747)
Total equity	8,968,085	4,872,412

Total liabilities and equity	$12,789,040	$13,651,577

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Month Period Ended		Twelve Month Period Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Revenues
Product revenues	$127,727	$87,385	$1,074,813	$1,218,185
Service revenues	359,899	170,053	1,038,677	996,866
Clinical laboratory service revenues	325,480	522,298	1,317,930	11,152,392
Total revenues	813,106	779,736	3,431,420	13,367,443

Cost of product revenues	285,616	204,777	1,138,650	1,308,620
Cost of clinical laboratory service revenues	282,591	495,963	1,275,891	6,525,391
Total cost of revenues	568,207	700,740	2,414,541	7,834,011

Operating expenses:
Selling, general and administrative	2,684,444	3,310,910	11,447,894	12,751,644
Research and development	831,711	938,907	3,593,750	3,735,078
Total operating expenses	3,516,155	4,249,817	15,041,644	16,486,722

LOSS FROM OPERATIONS	(3,271,256)	(4,170,821)	(14,024,765)	(10,953,290)

Interest income	91,329	41,224	176,301	75,332
Unrealized (loss) gain on change in fair value of warrants	(134,000)	519,700	9,430,000	854,400
Unrealized (loss) on change in fair value of warrants - warrant modifications	-	-	(394,000)	-
Transaction costs related to warrant liabilities	-	-	(633,198)	-
Loss on issuance of warrants		-	(1,633,767)	-
Other income (expense), net	183	(5,754)	(8,877)	642

NET LOSS	$(3,313,744)	$(3,615,651)	$(7,088,306)	$(10,022,916)

Less: Net loss attributable to noncontrolling interest	$17,000	$23,387	$95,785	$75,857
Deemed dividend warrant repricing	$-	$-	$(233,087)	$-
Net loss applicable to common stockholders	$(3,296,744)	$(3,592,264)	$(7,225,608)	$(9,947,059)

Net loss per share-basic and diluted	$(0.32)	$(5.29)	$(1.82)	$(15.21)

Weighted average shares outstanding- basic and diluted	10,301,831	678,442	3,966,026	653,771

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended September 30,
	2024	2023
Net loss	$(3,313,744)	$(3,615,651)
Interest income	(91,329)	(41,224)
Depreciation and amortization	76,985	329,681
Provision for bad debt	(6,089)	16,810
Stock based compensation expense	30,248	341,495
Unrealized loss (gain) on change in fair value of warrants classified as a liability	134,000	(519,700)
Share issuance spindle earnout	17,125	-
Total non-cash items	160,940	127,062
Consolidated Adjusted EBITDA (loss)	$(3,152,804)	$(3,488,589)

###